Exhibit 99.1

Spirit MTA REIT Reaches Agreement for Sale of Assets for $2.4 Billion

- $2.345 Billion for the Sale of All of the Master Trust 2014 Owned Properties and $55 Million for the Concurrent Sale of Assets Currently Owned by Spirit Realty Capital -

- At Closing, Expects to Terminate External Management Agreement and Enter Into Interim Agreement with Spirit Realty Capital for Substantially Lower Rate -

Dallas, TX, June 3, 2019 — Spirit MTA REIT (NYSE: SMTA) (“SMTA” or the “Company”) announced today that the Board of Trustees has reached a definitive agreement to sell the Owned Properties held in the Company’s Master Trust 2014 (the “Trust”) and three assets presently owned by Spirit Realty Capital, Inc to Hospitality Properties Trust (“HPT”) (NASDAQ: HPT) for $2.4 billion in total cash consideration, subject to certain adjustments. These three assets include the fee simple interests in three travel centers that previously had been subject to mortgage loans held by the Trust. The closing of the transaction is subject to customary conditions, including the receipt of the approval of SMTA stockholders, and is expected to occur in the later part or end of the third quarter of 2019. This transaction has been approved by the Board of Trustees of HPT and does not require HPT’s shareholders’ vote. HPT plans to finance this transaction through a new fully committed $2.0 billion term loan facility, availability on HPT’s existing revolving credit facility, certain asset sales and potential issuance of unsecured notes.

“As the external manager, Spirit has worked to maximize the value to shareholders by prudently managing the Company’s assets, protecting the Company from problem tenants and assisting in their accelerated strategic alternatives process. Today’s announcement represents the most critical step in the full wind-down of SMTA and looking ahead, Spirit will continue to partner with SMTA’s Board of Trustees to liquidate the few remaining assets and seek maximum recovery on the Shopko B-1 Term Loan,” said Jackson Hsieh, Chairman of SMTA and President and Chief Executive Officer of Spirit Realty Capital, Inc.

“Consistent with our announcement earlier this year that SMTA would accelerate its strategic plan, our Board has diligently explored multiple scenarios in our effort to maximize shareholder value. In assessing these scenarios, we took into account the pricing, timing, and certainty of various transactions. Ultimately, we concluded that a sale of the Trust to Hospitality Properties Trust represented the best possible outcome for our shareholders. We will continue our work to close the transaction in the coming months and realize cash value for the remainder of SMTA’s assets in order to provide special distributions to our shareholders,” stated Richard J. Stockton, Lead Independent Trustee of SMTA.

The transaction is structured such that HPT will pay $2.4 billion in cash, subject to certain adjustments, to SMTA, which SMTA will use to redeem all of the then-outstanding notes collateralized by the assets of the Trust (the “Trust Notes”) in connection with the closing. As of March 31, 2019, the balance of the Trust Notes was approximately $1.93 billion. Under the terms of the transaction, HPT will also pay to SMTA the make-whole amounts payable in connection with the redemption of the Trust Notes. The make-whole amount is currently estimated at $72 million, assuming a closing during the third quarter, but it is subject to change primarily based on the applicable U.S. Treasury rates at the time of redemption.

Additionally, at the request of HPT, a subsidiary of SMTA has agreed to acquire from a subsidiary of Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit”), SMTA’s external manager, the fee interests in three travel center properties for $55 million, subject to satisfaction of certain conditions. As part of this transaction, Spirit has agreed to repay SMTA the outstanding principal amount of six mortgage notes (the “Mortgage Loans in Master Trust 2014”) issued by Spirit’s subsidiaries and which are currently held in the Trust. As of March 31, 2019, the aggregate balance of the Mortgage Loans in Master Trust 2014 was approximately $27.1 million. The ownership of the three travel center properties will be transferred to HPT as part of the transaction, subject to satisfaction of certain conditions.

Net proceeds to SMTA from this transaction are expected to be approximately $450 million after taking into consideration (i) redemption of the Trust Notes, (ii) purchasing the three travel center properties from SRC, (iii) proceeds from the repayment of the Mortgage Loans in Master Trust 2014, (iv) cash released by the Trust upon redemption of the Trust Notes and (v) certain adjustments for working capital, interim Trust cash flows between signing and closing, and transaction costs.

Additionally, at closing, SMTA will repurchase from Spirit, at par value including accrued dividends, its $150 million preferred shares in the Company (SMTA Preferred Stock) in accordance with the terms of those shares, and approximately $5.6 million plus any accrued and unpaid dividends will be paid to satisfy the SubREIT preferred shares in accordance with their terms. Also at closing, the existing asset management agreement with Spirit (the “Asset Management Agreement”) and the Trust property management agreement will terminate. Under the existing terms of the Asset Management Agreement, SMTA will pay Spirit a termination fee of approximately $48 million in connection with such termination, however (i) as a result of Spirit’s termination, SMTA will not be required to deliver notice to Spirit 180 days in advance of termination or enter into an eight month transition services period, and (ii) Spirit has agreed to waive Spirit’s right to receive any promote as otherwise provided for under the Asset Management Agreement. Spirit and SMTA will then enter into an interim asset management agreement under which SMTA will pay Spirit a significantly reduced annual fee of $1 million during the initial one-year term, and $4 million for any renewal one-year term, plus certain cost reimbursements. This interim agreement will be terminable at any time by SMTA and after one year by Spirit without payment of a termination fee.

“This strategic transaction is the culmination of several months of continued effort to maximize the value of our assets with our stated goal of returning capital to SMTA’s shareholders and materially resolving the advisory relationship with Spirit. Under the terms of a further interim agreement with Spirit, at a significantly reduced cost, the balance of the Company will be liquidated in due course and, accordingly, we expect the shares to be delisted. We will provide more specifics regarding this transaction in our proxy statement,” added Ricardo Rodriguez, President and Chief Executive Officer of SMTA.

The Company remains focused on its efforts to generate additional cash proceeds through the sale of its remaining assets in the Other Properties segment, and to seek recovery of the amounts owed by Shopko under the Shopko B-1 Term Loan.

This transaction is a first step towards winding down and liquidation of the Company. As such, the Company intends to return net proceeds from this transaction and other asset sales when appropriate, after taking into account the payments in respect of the preferred equity stakes, intervening preferred dividend payments, the declared common dividend payment, the termination fee to Spirit, satisfaction of outstanding contingent liabilities and transaction costs associated with the sales.

Further relevant details on the transaction will be disclosed in the proxy statement for the transaction.

Barclays acted as financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor to SMTA. ICR, LLC acted as communications advisor to SMTA.

Illustrative Transaction Summary Valuation of Master Trust 2014 Segment

($ in millions)

Annualized Cash Rent at March 31, 2019	$170.9
Purchase Price (Excl. Make-Whole Payment and $55M for Travel Center Properties)	$2,345
Implied Cap Rate (Excl. Make-Whole Payment)	7.3%
Purchase Price (Incl. Make-Whole Payment) (1)	$2,417
Implied Cap Rate (Incl. Make-Whole Payment)	7.1%

(1)

Make-whole payment of $72 million is an estimate based on the current level of U.S. Treasury rates. This amount is subject to change based on rates and other factors on the actual redemption date of the Trust Notes.

Pro Forma Components of NAV

($ in millions)

Master Trust 2014	At Closing
Total Estimated Transaction Net Proceeds (1)	$450

Academy Distribution Center	March 31, 2019
Academy Annualized Contractual Rent	$9.5
Academy CMBS Debt Outstanding	$(82.7)

Workout Assets	March 31, 2019
Workout Assets Annualized Contractual Rent (2)	$6.5
Real Estate Investment of Vacant Workout Assets	$8.9

Other Assets	March 31, 2019
Unrestricted Cash	$108.9

Other Liabilities	March 31, 2019
Termination Fees	$48.1
Dividends Payable (3)	$28.4
Redeemable Preferred Equity	$155.1
Shares Outstanding as of March 31, 2019 (in millions)	43.1

(1)	Approximate figure provided for illustrative purposes. The final amount at closing is subject to various adjustments as noted elsewhere in this press release.
(2)	Property cost leakage for Workout Assets for the first quarter of 2019 annualized was $2.3 million.
(3)	Represents total of special dividends announced and payable on April 15, 2019 and July 15, 2019, respectively.

ABOUT SPIRIT MTA REIT

Spirit MTA REIT (NYSE: SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA owns one of the largest, most diversified and seasoned commercial real estate backed master funding vehicles. SMTA is managed by a wholly-owned subsidiary of Spirit (NYSE: SRC), one of the largest publicly traded triple net-lease REITs.

As of March 31, 2019, our diversified portfolio was comprised of 796 properties, including properties securing mortgage loans made by the Company. Our Owned Properties, with an aggregate gross leasable area of approximately 13.9 million square feet, are leased to approximately 203 tenants across 43 states and 24 industries. More information about Spirit MTA REIT can be found on the investor relations page of the Company’s website at www.spiritmastertrust.com.

Investor Contact:

Spirit MTA REIT

(972) 476-1409

smtainvestorrelations@spiritrealty.com

Additional Information about the Proposed Transaction and Where to Find It

This communication relates to the proposed sale of assets by Spirit MTA REIT and may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Spirit MTA REIT will file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), as well as other relevant materials. This communication is not a substitute for the Proxy Statement or for any other document that Spirit MTA REIT has filed or may file with the SEC or send to Spirit MTA REIT’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SPIRIT MTA REIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by Spirit MTA REIT with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the investor relations page of Spirit MTA REIT’s website at www.spiritmastertrust.com. Spirit MTA REIT and its trustees and its executive officer may be considered participants in the solicitation of proxies from Spirit MTA REIT’s shareholders with respect to the proposed transaction under the rules of the SEC. Information about the trustees and the executive officer of Spirit MTA REIT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 22, 2019, its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on March 22, 2019, and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; SMTA’s ability to satisfy the conditions to closing and complete the proposed transaction; SMTA’s dependence on its external manager, a subsidiary of Spirit Realty Capital, Inc., to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of SMTA’s properties, potential illiquidity of SMTA’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of SMTA’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect SMTA or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain SMTA’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. SMTA expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

REPORTING DEFINITIONS AND EXPLANATIONS

Annualized Cash Rent represents Annualized Contractual Rent, less any rent reserved for.

Annualized Contractual Rent represents the monthly Contractual Rent multiplied by twelve.

Contractual Rent represents monthly contractual cash rent, excluding percentage rents, from properties owned fee-simple or ground leased, recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk.

Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs.

Master Trust 2014 is an asset-backed securitization trust established in 2005, and amended and restated in 2014, which issues non-recourse notes collateralized by commercial real estate, net-leases and mortgage loans from time to time. Indirect special purpose entity subsidiaries of the Company are the borrowers. This liability is discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Other Properties are all properties not included in the Master Trust 2014.

Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee.

Real Estate Investment represents the Gross Investment plus improvements less impairment charges.

SMTA Preferred Stock refers to the 10% Series A Cumulative Redeemable Preferred Stock.

Workout Assets include tenants or properties that are targeted for potential future dispositions or other lease restructurings.